UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2016

Heron Therapeutics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

123 Saginaw Drive, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-366-2626

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2016, Heron Therapeutics, Inc. (the "Company") entered into a Lease (the "Lease") with AP3-SD1 Campus Point LLC (the "Landlord") pursuant to which the Company will lease office and laboratory space in the building located at 4242 Campus Point Court, San Diego, California for period of seven years and four and one-half months, beginning on or about December 1, 2016. Pursuant to the Lease, the Company has agreed to pay a basic annual rent that rises incrementally over the term of the lease from $1,299,519.00 for the first 12 months of the Lease to a prorated portion of $1,598,244.48 for the last four and one-half months of the Lease, and such other amounts as set forth in the Lease Agreement. The Company also paid to the Landlord a security deposit in the amount of $133,187.04. The Lease provides the Company an option to renew the lease for an additional five year term. Pursuant to the Lease, the Landlord has granted the Company a one-time right of first refusal during the term of the Lease with respect to certain additional office and laboratory space in the same building. The Lease contains customary default provisions, representations, warranties and covenants.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to such agreement, which the Company intends to file as an exhibit to its next periodic report filed under the Securities Exchange Act of 1934, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company will have contractual payment obligations under the Lease as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 2.03 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

October 20, 2016	By:	/s/ David L. Szekeres

Name: David L. Szekeres
Title: Senior Vice President, General Counsel, Business Development and Corporate Secretary